EXHIBIT 99.1

Investor Relations:	Public Relations:
Doug Miller	Steve Gabriel
Synplicity, Inc.	Porter Novelli
408/215-6000	408/369-1500
ir@synplicity.com	steve.gabriel@porternovelli.com

SYNPLICITY ANNOUNCES REVENUE OF $12.5 MILLION FOR

THE QUARTER ENDED SEPTEMBER 30, 2003

GAAP Net Income Was $409,000, or $0.02 Per Share

Pro Forma Net Income Was $730,000, or $0.03 Per Share

SUNNYVALE, Calif., October 22, 2003 — Synplicity, Inc. (Nasdaq: SYNP), a leading supplier of software for the design and verification of semiconductors, today announced financial results for the quarter ended September 30, 2003. Revenue for the quarter ended September 30, 2003 was $12.5 million, a six percent increase from revenue of $11.8 million for the quarter ended September 30, 2002 and a three percent increase from revenue of $12.2 million for the quarter ended June 30, 2003.

On a generally accepted accounting principles (GAAP) basis, net income was $409,000, or $0.02 per diluted share, for the quarter ended September 30, 2003, which included amortization of intangible assets from acquisitions of $223,000 and stock-based compensation expense of $98,000. For the quarter ended September 30, 2002, GAAP net loss was $1.7 million, or $0.07 per diluted share, which included amortization of intangible assets of $130,000, stock-based compensation expense of $144,000 and acquired in-process research and development of $1.7 million. For the quarter ended June 30, 2003, GAAP net loss was $599,000, or $0.02 per diluted share, which included amortization of intangible assets from acquisitions of $223,000 and stock-based compensation expense of $130,000.

Pro forma net income was $730,000, or $0.03 per diluted share, for the quarter ended September 30, 2003, compared to pro forma net income of $266,000, or $0.01 per diluted share, for the quarter ended September 30, 2002 and pro forma net loss of $246,000, or $0.01 per diluted share, for the quarter ended June 30, 2003. Pro forma figures exclude the impact of amortization of intangible assets, stock-based compensation expense and acquired in-process research and development. A reconciliation of GAAP to pro forma income (loss) is included with this press release.

For the nine months ended September 30, 2003, revenue was $36.3 million, an eight percent increase from revenue of $33.8 million for the nine months ended September 30, 2002. For the nine months ended September 30, 2003, Synplicity had a GAAP net loss of $822,000, or $0.03 per diluted share, compared to net loss of $1.7 million, or $0.07 per diluted share, for the nine months ended September 30, 2002. Pro forma net income was $209,000, or $0.01 per diluted share, for the nine months ended September 30, 2003, compared to pro forma net income of $684,000, or $0.03 per diluted share, for the nine months ended September 30, 2002. Pro forma figures exclude the impact of amortization of intangible assets, stock-based compensation expense and acquired in-process research and development. A reconciliation of GAAP to pro forma income (loss) is included with this press release.

“This was a strong quarter financially for Synplicity as we reported pro forma net income of $0.03 per share,” said Bernard Aronson, president and CEO of Synplicity. “Additionally, we experienced growth in FPGA and ASIC product bookings, total revenue and pro forma net income both sequentially and year over year.

“We continued to make significant progress toward our objective of becoming the primary implementation tool supplier for the emerging Structured ASIC market. We have now delivered our customized physical synthesis product to LSI Logic for their RapidChip platform ASIC architecture, and we have begun work on a joint development project with NEC Electronics to customize our physical synthesis product for their ISSP structured ASIC architecture,” Aronson concluded.

Synplicity’s earnings call will be webcast today at 1:30 p.m. Pacific time, and may be accessed at http://investor.synplicity.com or at http://www.tfn.com. Synplicity will discuss its third quarter 2003 results and business outlook. Following completion of the call, a rebroadcast of the webcast will be available at http://investor.synplicity.com through November 30, 2003. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific time on October 22, 2003 through October 28, 2003. To listen to a replay, call (719) 457-0820, access code 327188.

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income (loss) and earnings (loss) per share that exclude certain non-cash charges and that have not been calculated in accordance with GAAP. These measures differ from GAAP in that they exclude the amortization of intangible assets from acquisitions, stock-based compensation expense for stock options granted prior to Synplicity’s initial public offering and acquired in-process research and development. Synplicity has previously provided these measurements in addition to GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses and therefore is helpful to understanding Synplicity’s underlying operational results. Further, these non-GAAP measures are some of the primary measures Synplicity’s management uses for planning and forecasting. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

About Synplicity

Synplicity, Inc. (Nasdaq: SYNP) is a leading provider of software products that enable the rapid and effective design and verification of semiconductors used in networking and communications, computer and peripheral, consumer and military/aerospace electronics systems. Recognizing the company’s industry-leading position, since the year 2000, Dataquest has named Synplicity as the #1 provider of PLD synthesis tools, announcing a 54 percent market share in 2001, the last year for which data is available. Synplicity leverages its innovative logic synthesis, physical synthesis and verification software solutions to improve performance and shorten development time for complex programmable logic devices, application specific integrated circuits (ASICs), structured ASICs and system-on-chip (SoC) integrated circuits. The company’s fast, easy-to-use products offer high quality of results, support industry-standard design languages (VHDL and Verilog) and run on popular platforms. Synplicity employs over 260 people in its 20 facilities worldwide. Synplicity is headquartered in Sunnyvale, Calif. For more information on Synplicity, visit http://www.synplicity.com.

Forward-Looking Statements This press release contains forward-looking statements including, but not limited to, statements regarding Synplicity’s progress and goals in the Structured ASIC market and its progress on the joint development project with NEC Electronics. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Synplicity’s actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In some cases, you will be able to identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions and actual events or results may differ materially. Synplicity cannot provide any assurance that its future results will meet expectations. Synplicity’s operating results could differ materially due to a number of factors, including the continued enhancement of its existing products and the performance and quality of its software products relative to other products in the Structured ASIC market. For additional information and considerations regarding the risks faced by Synplicity, see its annual report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Synplicity believes that the expectations reflected in the forward-looking statements are reasonable, Synplicity cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Synplicity nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Synplicity disclaims any obligation to update information contained in any forward-looking statement.

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Synplicity is a registered trademark of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2003	December 31, 2002
	(unaudited)
Assets:
Current assets:
Cash, cash equivalents and short-term investments	$43,527	$41,310
Accounts receivable, net	6,744	8,607
Other current assets	1,039	1,041

Total current assets	51,310	50,958
Property and equipment, net	2,953	3,439
Goodwill	1,272	1,272
Intangible assets, net	3,464	4,128
Other assets	798	711

Total assets	$59,797	$60,508

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,068	$1,045
Accrued liabilities	2,685	2,823
Accrued compensation	2,321	2,270
Deferred revenue	12,591	12,197

Total current liabilities	18,665	18,335
Shareholders’ equity:
Common stock	54,932	55,597
Additional paid-in capital	3,453	3,466
Notes receivable from shareholders	—	(294)
Deferred stock-based compensation	(351)	(731)
Accumulated deficit	(16,643)	(15,821)
Accumulated other comprehensive loss	(259)	(44)

Total shareholders’ equity	41,132	42,173

Total liabilities and shareholders’ equity	$59,797	$60,508

SYNPLICITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Revenue:
License	$6,924	$6,540	$20,354	$19,243
Maintenance	5,622	5,241	15,994	14,569

Total revenue	12,546	11,781	36,348	33,812
Cost of revenue:
Cost of license	46	67	202	178
Cost of maintenance	544	483	1,592	1,399
Amortization of intangible assets from acquisitions	223	130	664	130

Total cost of revenue	813	680	2,458	1,707

Gross profit	11,733	11,101	33,890	32,105
Operating expenses:
Research and development	5,455	4,921	15,875	13,929
Sales and marketing	4,955	5,020	15,333	14,719
General and administrative	1,151	1,144	3,567	3,440
Stock-based compensation	98	144	367	536
Acquired in-process research and development	—	1,700	—	1,700

Total operating expenses	11,659	12,929	35,142	34,324

Income (loss) from operations	74	(1,828)	(1,252)	(2,219)
Other income, net	110	201	465	729

Income (loss) before income taxes	184	(1,627)	(787)	(1,490)
Income tax provision (benefit)	(225)	81	35	192

Net income (loss)	$409	$(1,708)	$(822)	$(1,682)

Basic earnings (loss) per share:
Basic net income (loss) per common share	$0.02	$(0.07)	$(0.03)	$(0.07)

Shares used in per share calculation	25,583	25,435	25,586	25,191

Diluted earnings (loss) per share:
Diluted net income (loss) per common share	$0.02	$(0.07)	$(0.03)	$(0.07)

Shares used in per share calculation	27,052	25,435	25,586	25,191

SYNPLICITY, INC.

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2003	2002	2003	2003	2002
GAAP net income (loss)	$409	$(1,708)	$(599)	$(822)	$(1,682)
Amortization of intangible assets from acquisitions	223	130	223	664	130
Stock-based compensation	98	144	130	367	536
Acquired in-process research and development	—	1,700	—	—	1,700

Pro forma net income (loss)	$730	$266	$(246)	$209	$684

Pro forma earnings per share:
Pro forma net income (loss) per common share	$0.03	$0.01	$(0.01)	$0.01	$0.03

Shares used in pro forma per share calculation	27,052	26,314	25,569	26,403	26,637